Loan Agreement

THIS LOAN AGREEMENT is entered into as of May 1, 2008 (the “Effective Date”) between Centaur Farms of Southern California, Inc., a California corporation (“Lender”) and U.S. Farms, Inc., a Nevada corporation (“Borrower”), who agree as follows:

1.  Loan.  Subject to all of the terms and conditions set forth herein, Lender agrees to loan to Borrower $125,000.00 evidenced by a promissory note in the form attached hereto as Exhibit A (the “Promissory Note”) secured by substantially all of the assets (the “Collateral”) of Borrower in accordance with a security agreement, in the form attached as Exhibit B (the “Security Agreement”) and certain shares of common stock of Borrower pledged by one of Borrower’s principal stockholders pursuant to the terms and conditions of a stock pledge agreement in the form attached hereto as Exhibit C (“Stock Pledge Agreement”).  The principal outstanding balance of this loan shall be due and payable by the Borrower to the Lender in full, without demand, on or before the 120th day after the Effective Date (the “Due Date”).  The unpaid principal balance of the loan shall bear interest at the rate of twenty percent (20%) per annum or the maximum permitted by law, whichever is less.

2.  Additional Consideration. As additional consideration for the Loan, Borrower hereby agrees to issue and deliver to Lender, 500,000 shares of Borrowers’ common stock ($.001 par value) which shares shall be delivered upon the execution of this Loan Agreement.

3.  Security For Loan.  As security for Borrower’s obligations under the Promissory Note, and as a condition precedent to Lender making the loan to Borrower, Borrower shall cause the following:

(a) Borrower shall execute the Security Agreement in favor of Lender, securing all of the assets of Borrower; and

(b) Borrower’s President, Yan K. Skwara (“Skwara”), shall deliver into escrow and pledge as security for Borrower’s obligations under the Promissory Note and all related agreements twelve million five hundred thousand (12,500,000) shares of Series C Convertible Preferred Stock of Borrower in the name of Skwara (the “Shares”), pursuant to the terms and conditions of the Stock Pledge Agreement by and among Skwara, Borrower, and Lender, and an Escrow Agreement in the form attached hereto as Exhibit D (the “Escrow Agreement”) by the same parties.  Borrower represents and warrants that such Shares are duly authorized, validly issued and fully paid for by Skwara.

(c) Borrower’s representations and warranties made in connection with this Agreement shall be true and correct in all material respects.

4.  Escrow Agent.  The escrow agent under the Escrow Agreement shall be de Castro, P.C., 309 Laurel Street, San Diego, California 92101 (“DPC”).  All parties understand that DPC is also counsel to Lender.  DPC shall have the right to continue acting as counsel to Lender, notwithstanding its duties as escrow agent under the Escrow Agreement.  All parties expressly consent to such arrangement.

5.  Closing.  The closing of this transaction (the “Closing”) shall take place at such time and place as the parties may mutually agree to, but in no event later than May 2, 2008.

6.  Deliveries at Closing:  The parties shall deliver the following at the Closing::

(a) Borrower shall deliver the following to Lender (unless otherwise specifically noted):

i.	The Promissory Note, duly executed by Borrower in favor of Lender;

ii.	The Security Agreement, duly executed by Borrower in favor of Lender;

iii.	The Stock Pledge Agreement, duly executed by Skwara and Borrower in favor of Lender;

iv.	The Escrow Agreement, duly executed by Skwara and Borrower;

v.	The Stock certificates representing the Shares, delivered to Escrow Agent; and

vi.	Such other documents and instruments as may be reasonably requested.

(b) Lender shall deliver to Borrower:

i.	$125,000 cash; and

ii.	The Security Agreement, the Stock Pledge Agreement, and the Escrow Agreement duly executed by Lender.

7.  Representations.  In connection with the Loan provided for herein, the Borrower hereby represents and warrants as follows, with each representation being material and relied upon by the Lender:

(a) Due Organization.  The Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the State of Nevada and has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for herein will not violate or conflict with any restrictions, covenants, agreements or other provisions made by the Borrower, or to which the Borrower may be subject.

(b) Corporate Approval.  The execution of this Agreement and approval of the transaction provided for herein have been duly authorized by the Board of Directors of the Borrower and, if necessary, by its shareholders and all necessary regulatory authorities.

(c) Marketable Title.  The Borrower has good and marketable title in and to the Collateral and will, in accordance with the terms of the Security Agreement, pledge and grant to the Lender a security interest in the Collateral which is free and clear of any and all liens, claims, encumbrances, other pledges or security interests and all other defects of title or other matters whatsoever.

(d) Enforceability. This Agreement, the Promissory Note, Security Agreement, the Escrow Agreement, and the Stock Pledge Agreement (collectively, the “Loan Documents”) will be valid and binding obligations of Borrower, enforceable according to their terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; (ii) general principles of equity that restrict the availability of equitable or legal remedies.

8.  Covenants.  So long as the Loan shall remain unpaid, the Borrower hereby covenants and agrees with the Lender as follows:

(a) The Borrower will not, without the prior written consent of Lender, further encumber or grant additional security interests in and to the Collateral.

(b) The Borrower shall execute any and all other instruments or documents as may reasonably be required to consummate the agreements of the Borrower under the terms of the Loan Documents.

9.  Events of Default. For purposes of this Agreement, “Event of Default” means: (a) the failure of Borrower to pay any monetary amount within five (5) days of the due date thereof as provided under the Loan Documents; or (b) the failure by a party to satisfy a non-monetary obligation under the Loan Documents within 10 days after receiving a written notice of default from the other party.

10.  Remedies.  Upon the occurrence of an Event of Default or at any time thereafter, the Lender may, at its option and without notice, accelerate the maturity of the Loan and proceed with each and every right, power and remedy provided for in the Loan Documents.  The Lender may pursue any other right, power or remedy available to it, whether at law, in equity, by statute or otherwise, to enforce collection of all amounts and performance of all other obligations due and owing to him.  The Lender shall be entitled to recover all of its costs and expenses, including reasonable attorney’s fees, incurred in connection with the enforcement of any and all rights, powers and remedies under the Loan Documents and in addition Lender shall be entitled to recover from Borrower, as Liquidated Damages, the sum of $50,000, in addition to all other obligations of Borrower to Lender.

11.  Notices.  Unless otherwise changed by notice given in accordance with this provision, any notice or other communication required or permitted herein shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram  and  confirmed in writing,  or mailed  first  class,  postage prepaid,  by registered or certified  mail,  return  receipt  requested  (mailed notices and notices sent by facsimile  transmission, cable or telegram shall be deemed to have been given on the date sent) as follows:

 If to the Lender, as follows:
Centaur Farms of Southern California
Attention:  Gary Cropp, President
P.O. Box 675645
14725 Rancho Santa Fe Farms Road
Rancho Santa Fe, CA 92067

         With a copy to:
Stanley M. Moskowitz, Esq.
de Castro,P.C.
309 Laurel Street
San Diego, CA 92101
FAX:  619-702-9401

         If to the Borrower, as follows:

US Farms, Inc.
1635 Rosecrans Street, Suite C
San Diego, CA 92106
FAX: 858-488-2828

         With a copy to:

12.  Counterparts; Facsimile Execution.  This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

13.  Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of California.  All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in San Diego County, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement.

14.  Drafting Ambiguities.  Each party to this Agreement and its legal counsel have had an opportunity to review and revise this Agreement.  The rule of construction that ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

15.  Entire Agreement.  This Agreement and all documents specifically referred to and executed in connection with this Agreement:  (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

16.  Modification.  This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

17.  Further Assurances.  Borrower shall take such further actions and execute such other documents as may be necessary to effectuate the terms of the Loan Documents.

18.  Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

LENDER:                                                                                     BORROWER:

CENTAUR FARMS OF SOUTHERN                                                                                                US FARMS, INC.
CALIFORNIA, INC.                                                                           A NEVADA CORPORATION
a California corporation

By/s/ Gary Cropp                                                                By: /s/ Yan Skwara
Gary Cropp, President                                                                                                Yan Skwara, CEO

EXHIBIT A
PROMISSORY NOTE

$ 125,000                                  May 1, 2008
                                 San Diego, California

         FOR VALUE RECEIVED, US Farms, Inc., a Nevada corporation, whose address is 1635 Rosecrans Street, Suite C, San Diego, California 92106 ( the "Company"), promises to pay to Centaur Farms of Southern California, Inc. ("Holder"), or its assigns, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000) (the “Principal Amount”), or such greater amount as shall equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on September 2, 2008.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

            1.      Interest. Commencing on the date above written and thereafter until all outstanding principal and interest on this Note shall have been paid in full, Company shall pay interest at the rate of twenty percent (20%) per annum on the Principal Amount of this Note.

            2.     Prepayment. This Note may be prepaid in whole or in part at any time by the Company without the prior written consent of Holder. Any such prepayment will be applied first to the payment of interest accrued on this Note and second, if the amount of prepayment exceeds the amount of all accrued interest, to the payment of principal of this Note.

            3.      Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                         (a) Failure to Pay.  If Company shall fail to pay any payment when due, and any interest required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of the due date; or

                        (b) Voluntary Bankruptcy or Insolvency Proceedings. If the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, , (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing;

                        (c) Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced, and an order for relief entered in such proceeding shall not be dismissed or discharged within thirty (30) days of the entry of such an order.

           4.      Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

   5.      Costs and Expenses--Liquidated Damages  The Lender shall be entitled to recover all of its costs and expenses, including reasonable attorney’s fees, incurred in connection with the enforcement of any and all rights, powers and remedies under the Loan Documents and in addition Lender shall be entitled to recover from Borrower, as Liquidated Damages, the sum of $50,000, in addition to all other obligations of Borrower to Lender.

           6.      Security Interest.  The Holder has been granted a security interest in certain Shares of common stock as more fully described in the Pledge Agreement dated as of the date hereof between the Holder, the Company, and the Pledgor as described in such Agreement, as well as in substantially all of the assets of the Company as more fully described in the Security Agreement between the Company and Holder.

            7.      Successors and Assigns. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

            8.      Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

            9.      Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to the Holder, at Centaur Farms of Southern California, Inc.,  Attention:  Gary Cropp, President, P.O. Box 675645, 14725 Rancho Santa Fe Farms Road, Rancho Santa Fe, CA 92067, or at such other address or number as the Holder shall have furnished to Company in writing, or if to Company, at 1635 Rosecrans Street, Suite C, San Diego, CA 92106 or at such other address or number as the Company shall have furnished to the Holder in writing.

            10.    Payment. Payment shall be made in lawful tender of the United States.

           11.     Governing Law. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

  12.     Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                              US Farms, Inc.
                                              a Nevada corporation

                                              By:
                                                 /s/ Yan Skwara

                                              Title:
                                                    Chief Executive Officer

EXHIBIT B
SECURITY AGREEMENT

SECURITY AGREEMENT (this “Agreement”), dated as of  May 1, 2008, by and between Centaur Farms of Southern California, Inc., a California corporation (“Lender”) and U.S. Farms, Inc., a Nevada corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, pursuant to a Loan Agreement, dated the date hereof, between the Lender and the Borrower, the Lender has agreed to loan to Borrower $125,000.00 evidenced by a promissory note (the “Note”) of Borrower;

WHEREAS, in order to induce the Lender to purchase the Note, the Borrower has agreed to execute and deliver to the Lender this Agreement for the benefit of the Lender and to grant to it security interest in substantially all of the assets (the “Collateral”) to secure the prompt payment, performance and discharge in full of all of the Borrower’s obligations under the Loan Documents (as defined in the Loan Agreement);

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

1.1 “Collateral” means the collateral in which the Lender is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(a) cash, cash equivalents, accounts, accounts receivable, and deposit accounts (collectively “Cash Equivalents”); and

(b) All Goods of the Borrower, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Borrower’s businesses and all improvements thereto (collectively, the “Equipment”); and

(c) All Inventory of the Borrower; and

(d) All of the Borrower’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(e) All Receivables of the Borrower including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(f) All of the Borrower’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs, and all other assets of Borrower, and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(vi) above.

1.2 “Obligations” means all of the Borrower’s Obligations under  the Loan Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such Obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise as such Obligations may be amended, supplemented, converted, extended or modified from time to time.

1.3 “UCC” means the Uniform Commercial Code, as currently in effect in the State of California.

ARTICLE II Grant of Security Interest.  As an inducement for the Lender to purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Borrower hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Lender, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Borrower’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

ARTICLE III Representations, Warranties, Covenants and Agreements of the Borrower.  The Borrower represents and warrants to, and covenants and agrees with, the Lender as follows:

3.1 The Borrower has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its Obligations.  The execution, delivery and performance by the Borrower of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower.  This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

3.2 The Borrower represents and warrants that its principal place of business is located in San Diego, California, where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

3.3 The Borrower is the sole owner of the Collateral (except for non-exclusive licenses granted by the Borrower in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Lender pursuant to this Agreement) covering or affecting any of the Collateral except as set forth on Exhibit 3(c).  So long as this Agreement shall be in effect, the Borrower shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Lender pursuant to the terms of this Agreement).

3.4 No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Borrower’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Borrower’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Borrower’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Borrower, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.5 The Borrower shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Lender at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Lender valid, perfected and continuing liens in the Collateral.

3.6 This Agreement creates in favor of the Lender a valid security interest in the Collateral securing the payment and performance of the Obligations.

3.7 On the date of execution of this Agreement, the Borrower will deliver to the Lender one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the jurisdictions indicated on Schedule B, attached hereto and in such other jurisdictions as may be requested by the Lender.

3.8 The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Borrower is a party or by which the Borrower is bound.  No consent (including, without limitation, from stock holders or creditors of the Borrower) is required for the Borrower to enter into and perform its Obligations hereunder.

3.9 The Borrower shall at all times cooperate with the Lender in maintaining the liens and Security Interest provided for hereunder as valid and perfected, first priority, liens and security interests in the Collateral in favor of the Lender until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 11.  The Borrower hereby agrees to defend the same against any and all persons.  The Borrower shall safeguard and protect all Collateral for the account of the Lender.  At the request of the Lender, the Borrower will sign and deliver to the Lender at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Lender and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Lender to be, necessary or desirable to effect the rights and Obligations provided for herein. Without limiting the generality of the foregoing, the Borrower shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Borrower shall obtain and furnish to the Lender from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

3.10 The Borrower shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

3.11 The Borrower shall, within ten (10) days of obtaining knowledge thereof, advise the Lender promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Lender’s security interest therein.

3.12 The Borrower shall promptly execute and deliver to the Lender such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Lender may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, the execution and delivery of a separate security agreement with respect to the Borrower’s intellectual property (“Intellectual Property Security Agreement”) in which the Lender has been granted a security interest hereunder, substantially in a form acceptable to the Lender, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

3.13 The Borrower shall permit the Lender and its representatives and agents to inspect the Collateral at any time during reasonable business hours, and to make copies of records pertaining to the Collateral as may be requested by the Lender from time to time, so long as the Lender provides the Borrower with reasonable prior notice.

3.14 The Borrower will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

3.15 The Borrower shall promptly notify the Lender in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Borrower that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Lender hereunder.

3.16 All information heretofore, herein or hereafter supplied to the Lender by or on behalf of the Borrower with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

ARTICLE IV Defaults.  The following events shall be “Events of Default”:

4.1 The occurrence of an Event of Default (as defined in the  Loan Agreement);

4.2 Any representation or warranty of the Borrower in any Loan Document shall prove to have been incorrect in any material respect when made;

4.3 The failure by the Borrower to observe or perform any of its Obligations hereunder for ten (10) days after receipt by the Borrower of notice of such failure from the Lender; and

ARTICLE V Duty To Hold In Trust.  Upon the occurrence of any Event of Default and at any time thereafter, the Borrower shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Lender and shall forthwith endorse and transfer any such sums or instruments, or both, to the Lender for application to the satisfaction of the Obligations.

ARTICLE VI Rights and Remedies Upon Default.  Upon occurrence of any Event of Default and at any time thereafter, the Lender shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Lender shall have all the rights and remedies of a Lender under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Lender shall have the following rights and powers:

6.1 The Lender shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Borrower shall assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower’s premises or elsewhere, and make available to the Lender, without rent, all of the Borrower’s respective premises and facilities for the purpose of the Lender taking possession of, removing or putting the Collateral in saleable or disposable form.

6.2 The Lender shall have the right, but not the obligation, to operate the business of the Borrower using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Borrower or right of redemption of the Borrower, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Lender may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Borrower, which are hereby waived and released.

6.3 The Lender shall have the right to require Borrower to, and Borrower shall be obliged to, immediately take such steps as may be necessary to perfect Lender’s first priority interest in all  Cash Equivalents under the UCC, including, without limitation, the execution of a lock-box agreement in such form as may be reasonably required by Lender with any and all banks at which Borrower holds any Cash Equivalents giving Lender control over such Cash Equivalents.

ARTICLE VII Applications of Proceeds.  The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Lender in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Lender shall pay to the Borrower any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Lender is legally entitled, the Borrower will be liable for the deficiency, together with interest thereon, at the rate of 25% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.  To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Lender arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Lender.

ARTICLE VIII Costs and Expenses. The Borrower agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Lender.  The Borrower shall also pay all other claims and charges which in the reasonable opinion of the Lender might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Borrower will also, upon demand, pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Lender under the Note.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

ARTICLE IX Responsibility for Collateral.  The Borrower assumes all liabilities and responsibility in connection with all Collateral, and the Obligations of the Borrower hereunder or under the Loan Documents shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

ARTICLE X Security Interest Absolute.  All rights of the Lender and all Obligations of the Borrower hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of any Loan Document or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Borrower, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Lender shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Borrower expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Lender, then, in any such event, the Borrower’s Obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Borrower waives all right to require the Lender to proceed against any other person or to apply any Collateral which the Lender may hold at any time, or to marshal assets, or to pursue any other remedy.  The Borrower waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

ARTICLE XI Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Lender, at the request and at the expense of the Borrower, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

ARTICLE XII Power of Attorney; Further Assurances.

12.1 The Borrower authorizes the Lender, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Borrower’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Borrower, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Lender; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Lender, and at the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of the Loan Documents, all as fully and effectually as the Borrower might or could do; and the Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

12.2 On a continuing basis, the Borrower will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Lender, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Lender the grant or perfection of a security interest in all the Collateral.

12.3 The Borrower hereby irrevocably appoints the Lender as the Borrower’s attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Borrower where permitted by law.

ARTICLE XIII Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Lender, as follows:
Centaur Farms of Southern California
Attn:  Mr. Gary Cropp, President
P.O. Box 675645
14725 Rancho Santa Fe Farms Road
Rancho Santa Fe, CA 92067

         With a copy to:
Stanley M. Moskowitz, Esq.
de Castro,P.C.
309 Laurel Street
San Diego, CA 92101
FAX:  619-702-9401

         If to the Borrower, as follows:
US Farms, Inc.
1635 Rosecrans Street, Suite C
San Diego, CA 92106
FAX: 858-488-2828

         With a copy to:
___________________________
___________________________
___________________________

ARTICLE XIV Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Lender shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Lender’s rights and remedies hereunder.

ARTICLE XV Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

ARTICLE XVI Miscellaneous.

16.1 No course of dealing between the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.2 All of the rights and remedies of the Lender with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

16.3 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

16.4 In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

16.5 No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

16.6 This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

16.7 Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

16.8 This Agreement shall be construed in accordance with the laws of the State of California, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of California in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any California or United States Federal court sitting in San Diego County over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of  California and any objection to an action or proceeding in the State of California on the basis of forum non conveniens.

16.9 EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

16.10 This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

LENDER:                                                                                     BORROWER:

CENTAUR FARMS OF SOUTHERN                                           US FARMS, INC.
CALIFORNIA, INC.                                                                      a Nevada corporation
a California corporation

By/s/ Gary Cropp                                                                            By: /s/ Yan Skwara
         Gary Cropp, President                                                                      Yan K. Skwara, CEO

EXHIBIT C
STOCK PLEDGE AGREEMENT

This Pledge Agreement made this 1st day of May 2008 by and among Centaur Farms of Southern California, Inc., a California corporation ("Lender"),  US Farms, Inc., a Nevada corporation ("Borrower"), Yan K. Skwara, an individual (“Pledgor”), and de Castro, P.C., a California professional law corporation, as escrow agent ("'Escrow Agent").

WHEREAS, Lender has loaned or will loan to Borrower a total of $125,000 (the "Principal Sum") pursuant to the terms of a Loan Agreement of even date hereof;

WHEREAS, Borrower has issued a secured promissory note (the "Note") of even date herewith in the which Note bears interest at the rate of 20% per annum; and

WHEREAS, Pledgor is a substantial stockholder and has a substantial financial stake in the Borrower and will substantially benefit from the Loan Agreement and Note;

WHEREAS, to induce Lender to lend Borrower the Principal Sum, Pledgor has agreed to pledge 12,500,000 shares of Series C Preferred Stock, (which is convertible into 12,500,000 shares of common stock) in Borrower as collateral for the repayment of the Note and all other obligations, which shares are represented by the stock certificates listed on Appendix "A", attached hereto (the "Shares"), and

WHEREAS, the Shares are to be held in in escrow pursuant to an Escrow Agreement referenced in the Loan Agreement.

NOW THEREFORE, the parties hereto agree and acknowledge that the foregoing recitals are true and correct and to the following:

1.      Payment of Indebtedness. Borrower hereby agrees pay to Lender the sum of $125,000, plus accrued interest and any costs in accordance with the terms of the Note, and to satisfy any other obligations under any Loan Document (as defined in the Loan Agreement).

2.      Pledge of Collateral. As collateral security for the repayment all indebtedness under the Loan Documents, the Pledgor hereby pledges and grants to the Lender a security interest in and to the Shares, as identified in Appendix A, and any and all stock rights, powers and other distributions, dividends or proceeds thereof. In addition, any stock rights, dividends, powers or other distributions or proceeds received by the Pledgor shall be held in escrow for and delivered to the Lender to be held in accordance with the terms of the Escrow Agreement, and shall be included in the Shares described above.  Pledgor consents to the Lender jointly receiving the Shares and acknowledge that in the event of default, as defined in Section 7 below, Lender may sell the Shares in either Lender' name, and distribute the proceeds thereof as set forth below, in addition to any other remedies available to them.

3.      Delivery of the Shares. The Shares shall be delivered to the Escrow Agent, together with undated stock powers executed in blank. The Shares shall be held and delivered by the Escrow Agent in accordance with the terms of the Escrow Agreement to be executed by all parties concurrently with this Agreement.

4.      Pledgor's and Borrower’s Warranties and Indemnity.

4.1           Each of Pledgor and Borrower represents, warrants and covenants (a) that Pledgor is the lawful owner of the Shares, (b) that the Shares are fully paid and nonassessable, (c) that as of the date hereof, the Shares are free and clear of all liens, encumbrances, security, interests or other restrictions, and this pledge constitutes a valid and perfected first priority security interest in the Shares enforceable against the Pledgor, (d) that the Shares are not subject to any outstanding rights of redemption or options to purchase or sell except as set forth in the Company's Certificate of Incorporation and By-laws, (e) that the Pledgor has the sole right and lawful authority to pledge the Shares and otherwise to comply with the provisions hereof, (f) no litigation is pending or threatened against the Pledgor, which if adversely determined, would have a material adverse effect against the Pledgor or the Lender' rights in respect of the Shares, (g) that the Pledgor agrees to defend the Lender' title in the Shares and the security interest therein against any and all claims and demands, (h) this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, and, (i) the Pledgor has received adequate consideration for the pledge of the Shares and acknowledges that Lender would not make the Loan if Pledgor did not pledge the Shares.

4.2           If any adverse claim is asserted in respect of the Shares or any portion thereof, except as such may arise from the wanton, reckless or unauthorized acts of the Lender, each of Pledgor and Borrower agrees to indemnify the Lender and hold the Lender harmless from and against any reasonable liabilities or damages, and reasonable attorney's fees incurred by the Lender in exercising any right, power or remedy of the Lender hereunder. Any such loss, liability or expense so incurred shall be paid by the Pledgor upon demand, become part of the Indebtedness secured by the Shares and bear interest at the rate of 25% per annum.

5.      Voting of Collateral. While Borrower is not in default in the payments under the Notes, Pledgor may vote the Shares, provided that said voting shall be in conformity with the Pledgor's performance under this Agreement and the Note.

6.      Dividends and Other Distributions. While Borrower is not in default hereunder, Pledgor may receive all cash dividends, payments of principal and interest, and other distributions payable with respect to Shares, provided, however, that Pledgor shall immediately inform Lender of the receipt of any such dividend, payment or other distribution and shall deliver such dividend, payment or other distribution to the Escrow Agent, unless and until Lender shall in writing release Pledgor from making such delivery to the Escrow Agent. Pledgor shall cause all non-cash dividends and distributions with respect to Shares to be distributed directly to the Escrow Agent, to be held by Escrow Agent as additional security, and if any such distribution is made to Pledgor they shall receive such distribution in trust for Lender and shall immediately deliver it to Escrow Agent.

7.      Default.  Borrower shall be in default hereunder upon the occurrence of any of the following events:

(a) Any event of default shall occur under any Loan Document;

(b) If Borrower or the Pledgor is not paying debts as they become due, becomes insolvent, files or has filed against any of them a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposes any liquidation, composition or financial reorganization with his creditors, makes an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Borrower, or Pledgor;

(c) If any lien, encumbrance or adverse claim of any nature whatsoever is asserted with respect to any Shares;

(d) If any representation or warranty of Borrower or the Pledgor hereunder is or shall become false;

(e) If Borrower or Pledgor fails to fulfill any obligation hereunder;

(f) If Borrower or Pledgor fails to pay any indebtedness or perform any of the  obligations when such payment or performance is due,

8.      Lender' Rights upon Default. Upon the occurrence of any default as defined in Section 7 hereof, Lender may notify the Escrow Agent of such default. Escrow Agent shall comply with the terms of the Escrow Agreement and deliver the Shares to the Lender then Lender may elect, in their sole discretion, to take any one or more of the following actions:

8.1           at any time and from time to time sell, assign and deliver all or any part of the Shares, or any interest therein, at any public or private sale, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Lender in their absolute discretion may determine; provided that (i) at least five (5) days' notice of the time and place of any such sale shall be given to Guarantor and Pledgor, and (ii) in the case of any sale, such notice shall also contain the terms of the proposed sale and Lender shall sell the Shares proposed to be sold to any purchaser procured by Pledgor who is ready, willing and able to purchase, and who prior to the time of such sale tenders the purchase price of, such Shares on terms more favorable to Lender than the terms contained in such notice; provided, further, the Pledgor acknowledges that the Lender may be unable to effect a public sale of all or part of the Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that private sales shall be deemed to be made in a commercially reasonable manner notwithstanding that such a private sale may result in a lower sale price.

8.2           exercise the right to vote, the right to receive cash dividends and other distributions, and all other rights with respect to the Shares as though Lender was the absolute owner thereof, whether or not such rights were retained by Pledgor as against Lender before default; and

8.3           exercise all other rights available to a secured party under the Uniform Commercial Code and other applicable law. The rights and remedies available pursuant to the Agreement are cumulative, and not exclusive of any other rights or remedies otherwise available to the Lender.

9.      Application of Sale Proceeds. In the event of a sale of Shares, the proceeds shall first be applied to the payment of the expenses of the sale, including brokers' commissions, counsel fees, any taxes or other charges imposed by law upon the Shares or the transfer thereof and all other charges paid or incurred by Lender pertaining to the sale; and, second, to satisfy outstanding indebtedness, and, third, the surplus (if any) shall be paid to Pledgor.

10.    Notices. Any notice or request hereunder may be given to a party hereto at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail), Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

LENDER:

Centaur Farms of Southern California, Inc.
           Attention:  Gary Cropp, President
P.O. Box 675645
14725 Rancho Santa Fe Farms Road
Rancho Santa Fe, CA 92067

BORROWER:

US Farms, Inc.
1635 Rosecrans Street, Suite C
San Diego, CA 92106
FAX: 858-488-2828

PLEDGOR:

Yan K. Skwara
1635 Rosecrans Street, Suite C
San Diego, CA 92106

or such other address as may be designated in writing hereafter.

11.    Heirs, Successors, Etc. This Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of each of the parties hereto.

12.    Lender' Forbearance. Any forbearance, failure or delay by Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy of Lender shall continue in full force and effect until such right, power or remedy is specifically waived in writing by Lender.

13.    Further Assurances. The Pledgor covenants and agrees to execute and deliver, or cause to be executed or delivered, all such other stock powers, proxies, instruments, UCC 1 Financing Statements and documents, and will take such other action or actions as the Lender may reasonably request from time to time in order to perfect its first priority security interest in the Shares and to carry out the provisions and purposes hereof.

14.    Termination. This Agreement and the pledge and security interest represented hereby shall terminate upon the indefeasible payment in full of the Note and the satisfaction by Borrower and/or Pledgor of all of their obligations under the Loan Documents.

15.    Miscellaneous. (a) This Agreement or any part thereof cannot be changed, waived, or amended except by an instrument in writing signed by Lender; and waiver on one occasion shall not operate as a waiver on any other occasion. (b) The Uniform Commercial Code and other laws of the State of California shall govern the construction and enforcement of this Agreement. (c) If any part of this Agreement or any agreement, document, or instrument executed in connection herewith shall be deemed invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect, and shall continue to be binding upon the parties. (d) This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

16.    Jurisdiction. Each of the Borrower and Pledgor irrevocably submits to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California for the purpose of any suit, action or other proceeding brought by the Lender arising out of or relating to this Agreement, and each of the Borrower or Pledgor waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Borrower or the Pledgor are not personally subject to the jurisdiction of the courts of the State of California or the United States District Court for the Southern District of California that the Borrower's or the Pledgor's property is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH OF THE BORROWER AND THE PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

17.    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including, without limitation.

18.    Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

CENTAUR FARMS OF SOUTHERN CALIFORNIA,
a California corporation

By:/s/ Gary Cropp
Gary Cropp, President

US FARMS, INC.,
a Nevada corporation

By: /s/ Yan Skwara
Yan K. Skwara, President

/s/ Yan Skwara
Yan K. Skwara, an individual as Pledgor

EXHIBIT D
ESCROW AGREEMENT

This Escrow Agreement made this 1st day of May, 2008, by and between Centaur Farms of Southern California, Inc., a California corporation (hereinafter referred to as “Lender”), US Farms, Inc., a Nevada corporation (“Borrower”), Yan Skwara, an individual (“Pledgor)” and de Castro P.C. a California Professional Corporation (“Escrow Agent”)  In this agreement, Borrower and Pledgor are sometimes referred to as the “Parties.”

WHEREAS, Pledgor is a major stockholder and Chief Executive Officer and President of Borrower, and Borrower has borrowed funds from Lender pursuant to the terms of a Loan Agreement of even date hereof;

WHEREAS, the Parties have entered into a Pledge Agreement dated the 2nd day of May, 2008, (the “Pledge Agreement”) (all capitalized terms herein shall have the have the meaning set forth in the Loan Agreement); and

WHEREAS, for valuable consideration, the Pledgor has agreed that shares of Common Stock of Borrower (the “Escrow Shares”) currently beneficially owned by Pledgor shall be placed in escrow with the Escrow Agent pursuant to Pledge Agreement;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

1.      Deposit of Escrow Shares; Duties of Escrow Agent. Upon receipt of the stock certificates set forth on Appendix “A” to the Pledge Agreement (the “Certificates”) representing the Escrow Shares, Pledgor shall immediately deposit the Certificates with the Escrow Agent.  In addition, Pledgor shall deposit with the Escrow Agent duly executed Stock Powers, endorsed in blank for the Certificates.  Escrow Agents sole responsibility shall be to hold the Escrow Shares and Stock Powers pursuant to this Agreement and to perform only such duties as are expressly provided for under this Agreement.

2.      Duration of Escrow Period.   The Escrow Period shall commence on the date upon which the Escrow Shares are received by the Escrow Agent and shall terminate at 5 .00 P.M. PDT on the 120th day following the date of this Agreement (the “Termination Date”), unless sooner terminated in accordance with this Agreement.

3.      Release and Delivery of Escrow Shares.

 a) In the event that Borrower shall pay to Lender all amounts due to Lenders pursuant to the Agreement on the Termination Date, or sooner,  then the Escrow Agent shall deliver the Escrow Shares to Pledgor, and Escrow Agent’s obligations under this Agreement shall be terminated.

 b) In the event that the Lender is not paid all amounts due by the Termination Date or there is otherwise an event of default, as set forth in any Loan Document, and Escrow Agent shall have received notice in writing of such non-payment or other default (the “Notice of Default”) by the Lenders, then the Escrow Agent shall, within five (5) days after the receipt of the Notice of Default, deliver the Escrow Shares to the Lenders, provided however that the Lenders shall have, on the same date as they send the Notice of Default to the Escrow Agent, had sent a copy of such Notice of Default  to the Borrower and the  Pledgor at the addresses set forth below.  Upon release of the Escrow Shares in accordance with this Paragraph, Escrow Agent’s obligations under this Agreement shall be terminated.

4.      Non-transferability of Escrow Shares. During the Escrow Period, none of the Escrow Shares deposited in the Escrow Account shall be sold, pledged, hypothecated or otherwise transferred or delivered out of the Escrow Account.

5.      Receipt of Distributions and Dividends.  During the term of the Escrow Period, if US Farms, Inc. (“USFI”) issues any distributions, dividends, rights or other property with respect to the Escrow Shares, or in the event of a share split, recapitalization, or other transaction affecting the capitalization of the USFI, then, in such event, USFI shall be authorized to send evidence of such distributions, dividends, rights, share certificates or other property directly to the Escrow Agent, who is hereby authorized to hold and retain possession of all such evidences of distributions, dividends, rights or other property until termination of the Escrow Period. Upon termination of the Escrow Period, the Escrow Agent is hereby authorized, empowered and instructed to deliver all such evidences of distributions, dividends, rights, Common Stock or other property to Lenders or Pledgor, as the case may be.

6.      Limitation of Liability of Escrow Agent.  In acting pursuant to this Agreement, the Escrow Agent shall be protected fully in every exercise of its discretion and shall have no obligation hereunder to the Parties or to any other party except as expressly set forth herein.  In performing any of his duties hereunder, the Escrow Agent shall not incur any liability to any person for any damages, losses or expenses, except for willful default or gross negligence and it shall, accordingly, not incur any such liability with respect to (1) any action taken or omitted in good faith relating to the duties and responsibilities of the Escrow Agent under this Agreement, and (2) any action taken or omitted in reliance upon any instrument, including written notices provided for herein, not only to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons and to be in compliance with the provisions of this Agreement.

7.      Indemnification.  The Parties, jointly and severally, shall indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with his acceptance of appointment as Escrow Agent or the performance of his duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof.

8.      Payment of Fees.  The Parties, jointly and severally, shall be responsible for all reasonable fees (at its standard hourly rates) and expenses of the Escrow Agent incurred by it in the course of performing hereunder.

9.      Change of Escrow Agent.  Escrow Agent may resign from its duties hereunder with ten (10) days prior written notice to the other parties. In the event the Escrow Agent notifies the Parties that its acceptance of the duties of Escrow Agent has been terminated by the Escrow Agent, or in the event the Escrow Agent files for protection under the United States Bankruptcy Code or is liquidated or ceases operations for any reason, the Parties shall have the right to jointly designate a replacement Escrow Agent who shall succeed to the rights and duties of the Escrow Agent hereunder.  Any such replacement Escrow Agent shall be a trust or stock transfer company experienced in stock transfer, escrow and related matters. Upon appointment of such successor Escrow Agent, the Escrow Agent shall be discharged from all duties and responsibilities hereunder.

10.    Notices.  All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Stockholder, the address as set forth in the records of the Escrow Agent;

LENDERS                   Centaur Farms of Southern California, Inc.
Attention: Gary Cropp, President
P.O. Box 675645
14725 Rancho Santa Fe Farms Road
Rancho Santa Fe, CA 92067

BORROWER              US Farms, Inc.
1635 Rosecrans Street, Suite C
San Diego, CA 92106

PLEDGOR                  Yan K. Skawara
1635 Rosecrans Street, Suite C
San Diego, CA 92106

ESCROW AGENT      de Castro P.C.
309 Laurel Street
San Diego, CA 92101
Attention: Audie de Castro, Esq.

or such other address as may be designated in writing hereafter.

12.    Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.  Facsimile signatures shall be accepted by the parties hereto as original signatures for all purposes.

13.    Governing Law; Venue.  The validity, interpretation and construction of this Agreement and of each part hereof shall be governed by the laws of the State of California.  All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement.  Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

14.    Disputes.  In the event of a dispute, Escrow Agent shall have the right, but not the obligation, to:  (a) refrain from taking any action other than to continue holding the Escrow Shares and/or Stock Powers pending a joint written instruction from all affected parties; (b) commence an interpleader action or similar action, suit or proceeding for the resolution of the dispute; and/or (c) deposit the Escrow Shares and Stock Power, as the case may be, with any court of competent jurisdiction in the State of California, in which case Escrow Agent shall give written notice to the other parties.  In such event, Escrow Agent is authorized to comply with and obey any court orders.  Escrow Agent has the right to retain counsel to advise it on any matters relating to a dispute, and the parties shall, jointly and severally, bear the reasonable fees and costs associated therewith.

15.    Acknowledgement.  The parties acknowledge that Escrow Agent is also counsel to Lenders (and no other party) and may continue to act in such capacity, even as Escrow Agent performs its duties hereunder.  All parties agree that Escrow Agent shall be permitted to act as counsel for the Company with respect to any matter, or any dispute as to the disposition of the Escrow Shares and in any other dispute or matter between the Parties, whether or not Escrow Agent still has duties hereunder.

(Signatures on Next Page)

          IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement on the day and year first above written to be effective as of the Effective Date.

CENTAUR FARMS OF SOUTHERN CALIFORNIA, INC.
a California corporation,

By: /s/ Gary Cropp
Gary Cropp, President

US FARMS, INC.,
a Nevada corporation

/s/ Yank Skwara
YAN K. SKWARA, individual and as
Pledgor

ACCEPTANCE OF DUTIES BY ESCROW AGENT:
DE CASTRO P.C.
a California professional corporation. as Escrow Agent

By: /s/ Audie de Castro
Audie de Castro, President